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                                                                   Exhibit 3.4


                                  BYLAWS OF
                     ANCHOR GLASS ACQUISITION CORPORATION
                           (A Delaware Corporation)

                                  SECTION I

                                Capital Stock

      Section 1.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by such person or persons authorized by the General Corporation Law of the State of Delaware to so sign such a certificate certifying the number of shares in the Corporation owned by such holder. If such certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or, (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation, with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

      Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Delaware General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

      Section 1.2. Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issuance thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

      Section 1.3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Corporation only by direction of the holder of record or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before the new certificate is issued.

      Section 1.4. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Corporation an affidavit as to such person's ownership of
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the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board of Directors, give the Corporation a bond, in such form as may be approved by the Corporation, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate.

       Section 1.5. Transfer Agents; Registrars; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issuance, transfer and registration of stock certificates of the Corporation.

       Section 1.6. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date has been fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                  SECTION II

                           Meetings of Stockholders

      Section 2.1. Annual. The annual meeting of stockholders for the election of directors and the transaction of other proper business shall be held within or without the State of Delaware on such date and at such time as shall be designated by the Board of Directors.


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      Section 2.2. Special. Special meetings of stockholders for any purpose or purposes may be called by the Board of Directors, or by the holders of not less than three-quarters of all shares entitled to vote at the meeting. Special meetings may be held at any place, within or without the State of Delaware, as determined by the Board of Directors. The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

      Section 2.3. Notice. Written notice of each meeting of stockholders, stating the date, time, place and, in the case of a special meeting, the purpose thereof, shall be given as provided by law by the Secretary or an Assistant Secretary of the Corporation not less than ten (10) days nor more than sixty
(60) days before such meeting (unless a different time is specified by law) to every stockholder entitled by law to notice of such meeting.

      Section 2.4. List of Stockholders. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to a meeting of stockholders, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held, for at least ten (10) days before the meeting and at the place of the meeting during the whole time of the meeting.

      Section 2.5. Quorum. The holders of shares of stock entitled to cast a majority of the votes on the matters at issue at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the Delaware General Corporation Law. In the event of a lack of a quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

      Section 2.6. Organization and Procedure.

      (a) The Chairman of the Board, or, in the absence of the Chairman of the Board, the Vice Chairman of the Board, or any other person designated by the Board of Directors, shall preside at meetings of stockholders. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

      (b) At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in


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attendance at the invitation of the chairman and making rules governing speeches and debates. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

      Section 2.7. Voting. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and of these By-Laws, or, with respect to the issuance of Preferred Stock, in accordance with the terms of a Preferred Stock Designation, shall be entitled to one vote, in person or by written proxy, for each share of stock entitled to vote held by such stockholder. In the election of directors, a plurality of the votes cast at the meeting shall elect. Any other action shall be authorized by a majority of the votes cast, except where the Certificate of Incorporation, the Delaware General Corporation Law or these Bylaws prescribes a different percentage of votes and/or a different exercise of voting power.

      Voting by ballot shall not be required for corporate action except as otherwise provided by the Delaware General Corporation Law.

       Section 2.8. Inspectors. The Board of Directors by resolution may, in advance of any meeting of stockholders, appoint one or more inspectors of election, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders or any adjournment thereof, and make a written report thereof. One or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall have the duties prescribed by the Delaware General Corporation Law.

      Section 2.9. Nominations of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, following the expiration of the Initial Term (as defined in the Certificate of Incorporation), only persons who are nominated in accordance with the following procedures will be eligible for election as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at any meeting of stockholders (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any stockholder who is a stockholder of record entitled to vote at such annual meeting, provided that such stockholder (a) is the record or Beneficial Owner (as hereinafter defined) of at least one percent (1%) or One Thousand Dollars ($1,000) in market value of Common Stock, (b) shall have held such shares of Common Stock for a period of at least one (1) year, and (c) shall continue to own such Common Stock through the date of the annual meeting. Only persons nominated in accordance with the procedures set forth in this Section
2.9 and the shareholder proposal rules set forth in Regulation 14A-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall be eligible for election as a director at an annual meeting.


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      Nominations, other than those made by, or at the direction of a majority of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.9. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than one hundred twenty
(120) days prior to the one-year anniversary of the date of the Corporation's proxy statement released to holders of the Common Stock in connection with the previous year's annual meeting of holders of Common Stock; provided that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, a proposal shall be received by the Corporation, not less than one hundred twenty (120) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy-five (75) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received no later than the close of business on the tenth (10th) day following the earlier of the date on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such nominee, (c) the class and number of shares of the Corporation's equity securities which are Beneficially Owned (as defined below) by such nominee on the date of such stockholder notice, (d) any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D under the Exchange Act in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such nominee is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule A of Regulation 14A and information which would be required to be filed on Schedule B of Regulation 14A with the Securities and Exchange Commission (as such Items and Schedules are in effect on the date hereof and such additional information as may be required by those provisions or successor provisions adopted after the date thereof); and
(e) the signed consent of each nominee to serve as a director of the Corporation if so elected; and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholder who is a record or Beneficial Owner of any equity securities of the Corporation and who is known by such stockholder to be supporting such nominee(s) and (b) the class and number of shares of the Corporation's equity securities which are Beneficially Owned and owned of record by such stockholder on the date of such stockholder notice and the number of shares of the Corporation's equity securities Beneficially Owned and owned of record by any Person known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice. At the request of a majority of the Board of Directors any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with procedures set forth in this Section 2.9 shall be provided for use at the annual meeting.


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      A majority of the Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section
2.9. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section 2.9. Notwithstanding the procedure set forth in this Section 2.9, if a majority of the Board of Directors does not make a determination as to the validity of any nomination by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was not made in accordance with the terms of this Section 2.9. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 2.9, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

      For the purposes of this Section 2.9 and Section 2.10, a person shall be considered the "Beneficial Owner" of any security (whether or not owned of record):

      (a) with respect to which such person or any affiliate or associate (as those terms are defined under Rule 12b-2 of the General Rules and Regulations under the Exchange Act, "Affiliate or Associate") of such person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such securities and/or (ii) investment power, including the power to dispose of or to direct the disposition of such security;

      (b) which such person or any Affiliate or Associate of such person has (i) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing and whether or not such right is exercisable immediately or only after the passage of time); or

      (c) which is Beneficially Owned within the meaning of (a) or (b) of this paragraph by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), with respect to (x) acquiring, holding, voting or disposing of such security or any security convertible into or exchangeable or exercisable for such security, or (y) acquiring, holding or disposing of all or substantially all of the assets or businesses of the Corporation or a subsidiary of the Corporation.

      Section 2.10. New Business. The Chairman or such other officer of the Corporation designated by a majority of the Board of Directors, will call meetings of the Stockholders to order and will act as presiding officer thereof. At the annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder of the Corporation who meets the requirements set forth in the first paragraph of Section 2.9 of these Bylaws (a "Qualifying Stockholder") and who complies with the notice procedures set forth in this Section 2.10, provided that a majority of the Board of Directors has not elected to omit such stockholder proposal in accordance with the provisions of Regulation 14A-8 under the Exchange Act. For the proposal to be properly brought before an annual meeting by a Qualifying Stockholder, the Qualifying Stockholder must have given timely


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notice thereof in writing to the Secretary of the Corporation. To be timely, a
Qualifying Stockholder's notice must comply with the notice requirements of
Section 2.9 of these Bylaws. A Qualifying Stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholder who is the record or Beneficial Owner of any equity security of the Corporation known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's equity securities which are Beneficially Owned and owned of record by the stockholder giving the notice on the date of such stockholder notice and by any other record or Beneficial Owners of the Corporation's equity securities known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial or other interest of the stockholder in such proposal.

      A majority of the Board of Directors may reject (a) any stockholder proposal not properly made in accordance with the terms of this Section 2.10, and (b) any stockholder proposal which Regulation 14A-8 of the Exchange Act permits the Board of Directors to omit. If a majority of the Board of Directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 2.10 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as a majority of the Board of Directors shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the Board of Directors determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 2.10 in any material respect, then a majority of the Board of Directors may reject such stockholder's proposal. A majority of the Board of directors may also reject any stockholder proposal which is described in Rule 14A-8 under the Exchange Act. The Secretary of the Corporation shall notify a stockholder in writing whether his or her proposal has been included or rejected. Notwithstanding the procedures set forth in this paragraph, if a majority of the Board of Directors does not make a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this
Section 2.10, and is a proper subject for a stockholder proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2.10, or that a stockholder proposal should be omitted pursuant to Regulation 14A-8, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

      Section 2.11. Action by Stockholders Without a Meeting. Action by written consent may be taken only as set forth in the Corporation's Certificate of Incorporation.

      Section 2.12. Proxy Representation. Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder


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or by such person's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                                 SECTION III

                              Board of Directors

      Section 3.1. Number and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware. Except as set forth in the Certificate of Incorporation, and subject to the rights, if any, of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, the number of directors constituting the Board shall be determined by a resolution adopted by the majority of the Board of Directors; provided, however, that in no event shall the number of directors (a) be less than two (2) prior to the Initial Period, and (b) be less than three (3) after the conclusion of the Initial Period.

      Section 3.2. Term. Except as set forth in the Certificate of Incorporation, each director shall serve until such director's successor is elected and qualified or until such director's earlier resignation, retirement, disqualification, removal from office or death.

      Section 3.3. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, and except for the removal provisions set forth in the Certificate of Incorporation with respect to the removal of the Initial Directors, which removal provisions expire on the third anniversary of the Closing Date (as defined in the Certificate of Incorporation), the entire Board of Directors, a class of the Board, and/or any individual director may be removed from office only with cause by the affirmative vote of the holders of three-quarters (3/4) of the outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors.

      Section 3.4. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in Preferred Stock Designation, and except as set forth in the Certificate of Incorporation, a vacancy on the Board of Directors, however occurring, whether by increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, may be filled, until the next election of directors by the stockholders by the affirmative vote of a majority of the total number of directors then remaining in office, though they may constitute less than a quorum of the Board of Directors, or by a sole remaining director.

      Section 3.5. Resignation. A director may resign at any time by giving written notice to the Chairman of the Board, to the Chief Executive Officer, or to the Secretary. Unless otherwise


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stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

      Section 3.6. Regular Meetings. Except as set forth in the Certificate of Incorporation, regular meetings of the Board of Directors may be held without further notice at such time as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

      Section 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer, or at the request in writing of majority of the members of the Board of Directors then in office.

      Section 3.8. Notice of Special Meetings. Notice of the date, time and place of each special meeting shall be mailed by regular mail to each director at his or her designated address at least six (6) days before the meeting; or sent by overnight courier to each director at his or her designated address at least two (2) days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or telecopy, or by any other means comparable to any of the foregoing, to each director at his designated address at least twenty-four (24) hours before the meeting; provided, however, that if less than five (5) days' notice is provided and one-third of the members of the Board of Directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five (5) days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this Section 3.8. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

      Section 3.9. Place of Meetings. The Board of Directors may hold their meetings and have an office or offices inside or outside of the State of Delaware.

      Section 3.10. Telephone Meeting and Participation. Any or all of the directors may participate in a meeting of the Board of Directors or any committee thereof by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

      Section 3.11. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.


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      Section 3.12. Quorum and Adjournment. A majority of the directors then holding office shall constitute a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating the date, time and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 3.5 hereof.

      Section 3.13. Organization. The Chairman of the Board, or in the absence of the Chairman of the Board, the Vice Chairman of the Board, shall preside at meetings of the Board of Directors; provided that if the Vice Chairman of the Board is also absent, a member of the Board of Directors selected by the members present shall preside at such meetings. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

      Section 3.14. Compensation of Directors. Directors shall receive such compensation for their services as the Board of Directors may determine. Any director may serve the Corporation in any other capacity and receive compensation therefor.

      Section 3.15. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he or she votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival the director objects to the holding of the meeting or transacting specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting.

      Section 3.16. Chairman of the Board of Directors and Vice Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and the stockholders. The Chairman of the Board of Directors, shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. In the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors shall perform the duties and exercise the powers of the Chairman of the Board of Directors. Neither the Chairman of the Board of Directors nor the Vice Chairman of the Board of Directors shall, solely by virtue of holding such titles, be officers of the Company. The Chairman of the Board of Directors and Vice Chairman of the Board of Directors shall be appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

                                  SECTION IV

                                  Committees


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      Section 4.1. Committees. The Board of Directors may, by resolutions passed by a majority of the members of the Board of Directors, designate members of the Board of Directors to constitute committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause. Notwithstanding the foregoing, (a) the Board of Directors shall not create an executive committee during the Initial Period, and (b) during the Initial Period, any committee of the Board of Directors shall have at least one Class A director as a member.

                                  SECTION V

                                   Officers

      Section 5.1. Designation. The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer and a Secretary, and the Board of Directors may elect or appoint, or provide for the appointment of, one or more Assistant Secretaries and Assistant Treasurers. The Board of Directors may elect or appoint, or provide for the appointment of, such other officers, including one or more Vice Presidents in such gradation as the Board of Directors may determine, or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same person.

      Section 5.2. Election Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers or provide for the appointment thereof. Subject to Sections 5.3 and 5.4 hereof, the term of each officer elected by the Board of Directors shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer's successor is chosen and qualified.

      Section 5.3. Resignation. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

      Section 5.4. Removal. Any officer may be removed at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office. Any officer appointed by another officer may be removed with or without cause by such officer or the Chief Executive Officer.


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      Section 5.5. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.

      Section 5.6. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint agents and employees of the Corporation as such Chief Executive Officer shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. Such Chief Executive Officer shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, the Chief Executive Officer may authorize the President or any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in such Chief Executive Officer's place and stead. In general the Chief Executive Officer shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 5.7. President. The President shall be the chief operating officer of the Corporation and shall be responsible for supervising and directing the operation of the Corporation's business, subject to the direction of the Chief Executive Officer and the Board of Directors. The President shall have such other duties and powers as may be assigned to or vested in him from time to time by the Board of Directors or Chief Executive Officer. In the absence of the Chief Executive Officer or such Chief Executive Officer's inability to act, the President shall perform the duties and exercise the authority of the Chief Executive Officer.

      Section 5.8. Vice President. Each Vice President shall have such powers and perform such duties as may be provided for herein and as may be assigned by the Chief Executive Officer, the President or the Board of Directors.

      Section 5.9. Treasurer. The Treasurer shall have charge of all funds of the Corporation and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

      Section 5.10. Secretary. The Secretary shall keep the minutes, and give notices, of all meetings of stockholders and directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary's charge and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Corporation certified by the Secretary or any Assistant Secretary. The Secretary


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shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

      Section 5.11. Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall have such powers and perform such duties as usually pertain to their respective offices and as may be assigned by the Board of Directors or an officer designated by the Board of Directors.

      Section 5.12. Compensation of Officers. The officers of the Corporation shall receive such compensation for their services as the Board of Directors may determine. The Board of Directors may delegate its authority to determine compensation to designated officers of the Corporation.

      Section 5.13. Execution of Instruments. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chief Executive Officer, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct.

      Section 5.14. Mechanical Endorsements. The Chief Executive Officer, the President, any Vice President or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such officers may deem appropriate.

                                  SECTION VI

                                 Miscellaneous

      Section 6.1. Seal. The Corporation may have a suitable seal, containing the name of the Corporation. The Secretary shall be in charge of the seal and may authorize one or more duplicate seals to be kept and used by any other officer or person.

      Section 6.2. Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 6.3. Voting of Stock Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, any Vice President or such officers or employees or agents as the Board of Directors or any of such designated officers may direct. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in


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which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

      Section 6.4. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

      Section 6.5. Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of doing of the act will be excluded, and the day of the event will be included.

      Section 6.6. Certain Defined Terms. Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Certificate of Incorporation.

                                  SECTION VII

                              Amendment of Bylaws

      The Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, shall have power to amend, alter, change, adopt or repeal the Bylaws of the Corporation at any regular or special meeting. The stockholders entitled to vote also shall have the power to amend, alter, change, adopt or repeal the Bylaws of the Corporation at any annual or special meeting subject to the requirements of the Certificate of Incorporation; provided that during the Initial Period, any amendment of these Bylaws shall require the affirmative votes of the holders of a majority of the Class A Common Stock and the holders of a majority of the Class B Common Stock, voting as separate classes.


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